EXHIBIT 99.1

Dermata Therapeutics Provides Corporate Update and Reports First Quarter 2022 Financial Results

Dermata completes a $5.0 million private placement financing

DMT310 Phase 2 rosacea trial topline results expected in H2 2022

SAN DIEGO, CA, May 16, 2022 – Dermata Therapeutics, Inc. (Nasdaq: DRMA; DRMAW) (“Dermata” or the “Company”), a clinical-stage biotechnology company focusing on the treatment of medical and aesthetic skin conditions, today highlighted recent corporate progress and reported financial results for the quarter ended March 31, 2022.

“We are excited to be 90% enrolled in our Phase 2 moderate-to-severe rosacea trial using once weekly treatments of DMT310. Once completed, we expect to receive topline results in the second half of 2022,” commented Gerry Proehl, Dermata's Chairman, President, and Chief Executive Officer. “We are also happy to report that we recently closed a $5.0 million private placement financing priced at-the-market under Nasdaq rules. This additional capital will help us prepare for an end of Phase 2 meeting with the FDA for DMT310 for the treatment of moderate-to-severe acne in anticipation of the Phase 3 program,” concluded Mr. Proehl.

Corporate Highlights

•	In April 2022, Dermata successfully closed a $5.0 million private placement priced at-the-market under Nasdaq rules. The Company closed a private placement with a single institutional investor of 898,585 shares (“Shares”) of the Company’s common stock, pre-funded warrants to purchase up to 2,875,000 shares of common stock and warrants to purchase up to 3,773,585 shares of common stock, for aggregate gross proceeds of $5.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company.

•	Dermata initiated the nonclinical program for DMT310 in preparation for requesting an end of Phase 2 meeting with the Food and Drug Administration (FDA). In February 2022, the Company received feedback from the FDA on the nonclinical studies and the pharmacokinetic (PK) study that must be conducted at this stage of development for DMT310. The Company has initiated the required nonclinical studies and plans to initiate the PK study in the next months with the plan to complete these required studies and request an end of Phase 2 meeting with the FDA in H1 2023.

Anticipated Upcoming Milestones

•	DMT310 Phase 2 results in moderate-to-severe rosacea. In November 2021, the Company enrolled its first patient in a Phase 2 rosacea trial. As of May 16, 2022, the trial is 90% enrolled, with the last patient expected to be enrolled in the first half of 2022. The Company expects to receive topline results in the second half of 2022. Upon successful results, the Company will look to request an end of phase 2 meeting with the FDA. The trial is a 12-week, double-blinded, randomized, placebo-controlled study with approximately 180 patients expected to be enrolled at 20 clinical sites in the United States. The co-primary endpoints are (i) absolute reduction in inflammatory lesion count and (ii) Investigator Global Assessment (IGA), which will be graded on a 5-point scale (0-4). To be considered a responder, a patient needs to have at least a 2-grade reduction and an IGA score of 0 or 1.

•	DMT310 Phase 3 trials in moderate-to-severe acne. After the end of Phase 2 meeting with FDA planned for the first half of 2023, the Company plans to initiate the Phase 3 program. Results from the Phase 3 program are expected in the second half of 2024, with an intended filing of the new drug application approximately 6 months after successful completion of the Phase 3 program.

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First Quarter 2022 Financial Results

As of March 31, 2022, Dermata had $8.2 million in cash, compared to $10.8 million as of December 31, 2021. Dermata received gross proceeds of $5.0 million in April 2022 from a private placement of its securities, which, together with existing cash resources, are expected to fund operations into the second quarter of 2023.

Research and development expenses were $1.6 million for the quarter ended March 31, 2022, compared to $0.7 million for the quarter ended March 31, 2021. The increase in research and development expenses was due to increased clinical trial and manufacturing costs, as well as increases in salaries, offset by decreased stock-based compensation expense. Stock-based compensation expense attributable to research and development totaled $0.06 million for the quarter ended March 31, 2022 compared to $0.3 million for the quarter ended March 31, 2021.

General and administrative expenses were $1.2 million for the quarter ended March 31, 2022, compared to $1.6 million for the quarter ended March 31, 2021. The decrease in general and administrative expenses was due to decreased legal fees and stock-based compensation expense, offset by increased insurance and public company costs. Stock-based compensation expense attributable to general and administrative totaled $0.2 million for the quarter ended March 31, 2022 compared to $0.9 million for the quarter ended March 31, 2021.

About Dermata Therapeutics

Dermata Therapeutics, Inc. is a clinical-stage biotechnology company focusing on the treatment of medical and aesthetic skin conditions. The Company's lead product candidate, DMT310, is the first product candidate being developed from its Spongilla technology platform. DMT310 is a once weekly topical product candidate derived from a naturally sourced freshwater sponge with multiple unique mechanisms of action. DMT310 is currently under clinical development for the treatment of acne, psoriasis, and rosacea. The Company’s second product candidate, DMT410, uses its Spongilla technology as a new method for topical intradermal delivery of botulinum toxin for the treatment of multiple aesthetic skin conditions. Dermata is headquartered in San Diego, California. For more information, please visit http://www.dermatarx.com/.

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Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are based on the Company's current beliefs and expectations and new risks may emerge from time to time. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but are not limited to, statements related to: expectations with regard to the timing of data events; expectations with regard to the timing and/or results from meetings with regulatory bodies; expectations with regard to any potential partnership opportunities for the Company’s product candidates; the Company's expectations with regard to current cash and the amount of time it will fund operations; the success, cost, and timing of its product candidates DMT310 and DMT410 development activities and ongoing and planned clinical trials; and whether the results of DMT310 or DMT410 will lead to future product development. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug development, approval and commercialization, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to Dermata's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Dermata undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

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DERMATA THERAPEUTICS, INC.

(Formerly Dermata Therapeutics, LLC)

Balance Sheets

	March 31, 2022	December 31, 2021
In thousands, except share and per share data	(unaudited)
Assets
Cash	$8,191	$10,799
Prepaid expenses and other current assets	853	825
Total assets	9,044	11,624
Liabilities
Accounts payable	662	515
Accrued liabilities	529	1,002
Total liabilities	1,191	1,517
Equity	7,853	10,107
Total liabilities and equity	$9,044	$11,624

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DERMATA THERAPEUTICS, INC.

(Formerly Dermata Therapeutics, LLC)

Statements of Operations

	Three Months Ended March 31,
	2022	2021
In thousands, except share and per share data	(unaudited)	(unaudited)
Operating expenses
Research and development (1)	$1,596	$681
General and administrative (1)	1,190	1,581
Total operating expenses	2,786	2,262
Loss from operations	(2,786)	(2,262)
Interest expense, net	-	43
Net loss	$(2,786)	$(2,305)

Net loss per common share, basic and diluted	$(0.33)	$(1.21)
Weighted average common shares outstanding, basic and diluted	8,352,459	1,911,009

(1) Includes the following stock-based compensation expense (in thousands)
Research and development	$55	$250
General and administrative	$158	$910

Investors:

Sean Proehl

Senior Director, Legal and Business Development

info@dermatarx.com

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